UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 28, 2024
ALEXANDER & BALDWIN, INC.
(Exact name of registrant as specified in its charter)

Hawaii			001-35492	45-4849780
(State or other jurisdiction of incorporation or organization)			(Commission File Number)	(I.R.S. Employer Identification No.)

P. O. Box 3440,	Honolulu,	Hawaii		96801
(Address of principal executive offices)				(Zip Code)
(808) 525-6611
(Registrant’s telephone number, including area code)
N/A
(Former name or former address,
if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, without par value	ALEX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 if this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 if this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 2.02.  Results of Operations and Financial Condition.
On February 28, 2024, Alexander & Baldwin, Inc. issued a press release announcing its results of operations and financial condition as of and for the three and twelve months ended December 31, 2023. This information is being furnished as Exhibit 99.1 to this report.
Item 7.01.  Regulation FD Disclosure.
On February 28, 2024, Alexander & Baldwin, Inc. (the "Company") made available on its website its Supplemental Information document, which provides certain supplemental operating and financial information as of and for the three and twelve months ended December 31, 2023 and 2022. A copy of this Supplemental Information document is being furnished as Exhibit 99.2 to this report.
Additionally, on February 28, 2024, the Company made available on its website its fourth quarter and full-year 2023 Earnings Presentation, which provides certain operating and financial information with respect to the Company. A copy of this Earnings Presentation is being furnished as Exhibit 99.3 to this report.
Item 9.01.  Financial Statements and Exhibits.
(d)     Exhibits

99.1	Press release announcing 2023 fourth quarter earnings issued February 28, 2024.
99.2	Alexander & Baldwin, Inc.'s Supplemental Information document as of and for the three and twelve months ended December 31, 2023 and 2022.
99.3	Alexander & Baldwin, Inc.'s Earnings Presentation, dated February 28, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
                        Date:  February 28, 2024

                        ALEXANDER & BALDWIN, INC.

                        /s/ Clayton K.Y. Chun
                        Clayton K.Y. Chun
                        Executive Vice President,
Chief Financial Officer and Treasurer